AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998


                                              SECURITIES ACT FILE  NO._________
                                      Investment Company Act File No. 811-06111
===============================================================================



                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM N-2

                            REGISTRATION STATEMENT                     <square>

                                     UNDER


                          THE SECURITIES ACT OF 1933

                          Pre-Effective Amendment No.                  <square>

                         POST-EFFECTIVE AMENDMENT NO.                  <square>

                                    AND/OR

                            REGISTRATION STATEMENT                     <square>

                                     UNDER


                      THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 14                   <checked-box>
                       (CHECK APPROPRIATE BOX OR BOXES)
                       ________________________________


                             THE MEXICO EQUITY AND
                               INCOME FUND, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                            WORLD FINANCIAL CENTER
                              200 LIBERTY STREET
                           NEW YORK, NEW YORK  10281
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (212) 667-5014
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
                        ______________________________


                          ALAN H. RAPPAPORT, CHAIRMAN
                    THE MEXICO EQUITY AND INCOME FUND, INC.
                            WORLD FINANCIAL CENTER
                              200 LIBERTY STREET
                           NEW YORK, NEW YORK 10281
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                        ______________________________

                                WITH COPIES TO:
                           LAURENCE E. CRANCH, ESQ.
                              ROGERS & WELLS LLP
                                200 PARK AVENUE
                           NEW YORK, NEW YORK 10166
                                (212) 878-8000
===============================================================================

                               EXPLANATORY NOTE

            This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-Laws of The Mexico Equity and Income Fund, Inc.

                         PART C. -  OTHER INFORMATION

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS
      (1)   FINANCIAL STATEMENTS
        Portfolio of Investments at July 31, 1994.<dagger>
        Statement of Assets and Liabilities at July 31, 1994.<dagger>
        Statement  of  Operations   for   the   fiscal   year  ended  July  31,
        1994.<dagger>
        Statement of Changes in Net Assets for each of the two fiscal years ended July 31, 1994 and 1993.<dagger>
        Financial Highlights.<dagger>
        Notes to Financial Statements.<dagger>
        Report of Independent Accountants dated September 23, 1994.<dagger>
        Portfolio     of      Investments      at      January     31,     1995
        (Unaudited).<dagger><dagger>
        Statement   of   Assets   and   Liabilities   at   January   31,   1995
        (Unaudited).<dagger><dagger>
        Statement of Operations for the six months ended January 31, 1995 (Unaudited).<dagger><dagger>
        Statement of Changes in Net Assets for the six months ended January 31,
        1995   (Unaudited)   and   for   the   fiscal  year  ended   July   31,
        1994.<dagger><dagger>
        Financial Highlights.<dagger><dagger>
        Notes to Financial Statements.<dagger><dagger>

_____________
<dagger> Previously incorporated by reference to  the  Fund's Annual Report for the year ended July 31, 1994, filed on October 3, 1994.
<dagger><dagger> Previously incorporated by reference to the Fund's Semi-Annual
      Report for the six months ended January 31, 1995, filed on March 31, 1995.

      (2)   EXHIBITS

            (a)(1) -- Articles of Incorporation (previously filed as Exhibit 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-35089)).

            (a)(2) -- Articles of Amendment to the Articles of Incorporation (previously filed as Exhibit (1)(b) to Pre-Effective Amendment Nos. 2 and 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-35089)).

            (b)   -- Amended and Restated By-Laws.{*}

            (c)   -- Inapplicable.

            (d)(1) -- Specimen certificate for Common Stock, par value $.001 per share (previously filed as Exhibit 4 to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form N-2 (File No. 33-35089)).

            (d)(2) -- Form of Subscription Certificate (previously filed as Appendix B to the Prospectus filed with Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (d)(3) -- Form of Notice of Guaranteed Delivery (previously filed as Appendix C to the Prospectus filed with Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (d)(4) -- Form of Nominee Holder Oversubscription Exercise Form (previously filed as Appendix D to the Prospectus filed with Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (d)(5) -- Form of Subscription Agent Agreement between the Fund and
                    PNC Bank, National Association (previously filed as Exhibit
                    (d)(5) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (d)(6) -- Form of Information  Agent Agreement between the Fund and
                    Shareholder Communications Corporation (previously filed as Exhibit (d)(6) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (e)   -- Dividend Reinvestment Plan (previously  filed  as  Exhibit
                    10(b) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (f)   -- Inapplicable.

            (g)(1) -- Investment Advisory Agreement dated  as  of  October  14,
                    1991 between the Registrant and Acci Worldwide, S.A. de C.V. (previously filed as Exhibit 6(a) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (g)(2) -- U.S. Co-Advisory  Agreement  dated  as of August 14, 1990 between the Registrant and Advantage Advisers, Inc. (previously filed as Exhibit 6(b) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (h)(1) -- Form of Dealer Manager Agreement  between  the  Fund  and
                    Oppenheimer & Co., Inc. (previously filed as Exhibit (h)(1) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (h)(2) -- Form of Soliciting Dealer Agreement between the  Fund and
                    Soliciting Dealers (previously filed as Exhibit (h)(2) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (h)(3) -- Form of Selling Group Agreement between the Dealer Manager and Selling Group Members (previously filed as Exhibit (h)(3) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (i)   -- Inapplicable.

            (j)(1) -- Custodian Services  Agreement dated as of August 13, 1990 between Registrant and PNC Bank, National Association (previously filed as Exhibit 9(a) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (j)(2) -- Sub-Custodian Agreement dated as of August 21, 1990 among
                    Citibank, N.A., the Registrant and PNC Bank, National Association (previously filed as Exhibit 9(b) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (k)(1) -- Transfer Agency Services Agreement dated as of August 14,
                    1990 between Registrant and PNC Bank, National Association (previously filed as Exhibit 10(a) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (k)(2) -- Administration Agreement  dated  as  of  August  14, 1990 between Registrant and Oppenheimer & Co., Inc. (previously filed as Exhibit 10(c) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (k)(3) -- Sub-Administration Agreement and Accounting Services Agreement dated as of August 14, 1990 by and between Oppenheimer & Co., Inc. and PFPC Inc. (previously filed as
                    Exhibit 10(d) to Post-Effective Amendment No. 5 on Form N-2 to the Registration Statement under the Investment Company Act filed on November 27, 1991 (File No. 811-06111)).

            (l)(1) -- Opinion and Consent of Rogers  &  Wells (previously filed as Exhibit (l)(1) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (l)(2) -- Opinion and Consent of Piper & Marbury L.L.P. (previously filed as Exhibit (l)(2) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (l)(3) -- Opinion and Consent of Ritch, Heather y Mueller, S.C. (previously filed as Exhibit (l)(3) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (m)   -- Irrevocable Appointment  of  Agent for Service of Process,
                    Pleadings and Other Papers by Corporation Non-Resident Investment Adviser by Acci Worldwide, S.A. de C.V. (previously filed on Form 5-R on June 28, 1990 (File No. 801-37171)).

            (n)   -- Consent of Independent  Accountants  (previously  filed as
                    Exhibit (n) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (File No. 33-83820)).

            (o)   -- Inapplicable.

            (p)   -- Inapplicable.

            (q)   -- Inapplicable.


_______________
{*}   Filed herewith.

                                  SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 21st day of July, 1998.



                              THE MEXICO EQUITY AND INCOME FUND, INC.


                              By:   /S/ ALAN H. RAPPAPORT
                                    _________________________________
                                    Alan H. Rappaport
                                    Chairman

                                 EXHIBIT INDEX

Exhibit                                      DESCRIPTION OF DOCUMENT                      Location of Exhibit
NUMBER                                                                                       in Sequential
                                                                                           NUMBERING SYSTEM
1                             Amended and Restated By-Laws                                 2(b)